SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 21, 2008

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On October 21, 2008, Paul Bourgon, President of the Aeroengine Division of SKF USA, and Joseph M. Silvestri, Managing Partner of Court Square Capital, were elected to the Board of Directors of Triumph Group, Inc. (the “Company”).

In his current position at SKF Aeroengine, Mr. Bourgon manages a global aerospace supplier business with major operations in the United States, Canada, Italy, England, and France.  He has also previously held leadership positions at Rolls-Royce Canada and Heroux-Devtek Inc.

Mr. Silvestri has been with Court Square Capital and its predecessor, Citigroup Venture Capital, since 1990.  He currently serves on the Board of Directors of Auto Europe Group, MacDermid, Inc., Newmarket, Inc. and SGS International.  Mr. Silvestri previously served as a member of the Company’s Board of Directors from 1994 to 2005.

Mr. Bourgon and Mr. Silvestri each received 2,500 deferred stock units under Company’s Amended and Restated Directors’ Stock Incentive Plan.  Each deferred stock unit represents a contingent right to receive one share of the Company’s common stock.  The deferred stock units vest on November 1, 2012, with vested shares to be delivered to the recipient on January 1 following the year in which the recipient terminates service as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2008		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary